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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the MagneTek, Inc. Non-Employee Director Stock Option Plan of our reports dated August 14, 1995, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in its annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.




ERNST & YOUNG LLP

St. Louis, Missouri
May 17, 1996